FORM 21

(Section 371)

PROVINCE OF BRITISH COLUMBIA

_____

COMPANY ACT

_____

SPECIAL RESOLUTION

The following special resolution was passed by the undermentioned Company on the date stated:

Name of Company: GENEVE COSMECEUTICALS INC.

Date resolution passed: October 29th (month, day), 1986.

Resolution:

1. The authorized capital of the Company be increased to 100,000,000 Common Shares without par value.

2. The Memorandum of the Company be amended by deleting paragraph 2 thereof and substituting in its place the following:

"The authorized capital of the Company consists of 100,000,000 Common Shares without par value".

3. The Memorandum of the Company, as amended above, be in the form attached hereto as Schedule "A".

Certified a true copy November 5th, (month, day), 1986.

(Signature): /s/ "James A. Moeller"

(Relationship to Company): Solicitor

SCHEDULE "A"

COMPANY ACT

FORM 1

MEMORANDUM

(As amended by Special Resolutions dated October 29, 1986)

I wish to be formed into a Company with limited liability under the Company Act in pursuance of this Memorandum.

1. The name of the Company is "GENEVE COSMECEUTICALS INC."

2. The authorized capital of the Company consists of 100,000,000 Common Shares without par value.

3. I agree to take the number and kind and class of shares in the Company set opposite my name.

FULL NAME, RESIDENT ADDRESS CITIZENSHIP AND OCCUPATION OF SUBSCRIBER	NUMBER AND KIND AND CLASS OF SHARES TAKEN BY SUBSCRIBER